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                                                                     EXHIBIT 5.1

                                        April 16, 1997






Magellan International, Inc.
7200 Hughes Terrace
Los Angeles, California  90045


                    Re:  Registration Statement on Form S-4
                         ----------------------------------

Ladies and Gentlemen:

          We are acting as counsel to Magellan International, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") for the registration of up to a maximum of 59,522,189 shares of common stock of the Company, par value $.01 per share (the "Shares"), under the Securities Act of 1933, as amended (the "Act"). As such counsel, we have been requested to render this opinion as to the matters set forth below.

          In connection with rendering the opinion set forth herein, we have been furnished with and examined such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of expressing the opinion contained herein.
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Magellan International, Inc.          -2-                         April 16, 1997


          In our examination we have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. In rendering our opinion, we have relied as to factual matters upon information obtained from the Company, its officers and representatives, and we have assumed that the Class A Common Stock and Common Stock of PanAmSat Corporation is, and at the time of exchange for the Shares in the manner contemplated by the Registration Statement will be, validly issued, fully paid and nonassessable.

          We are members of the Bar of the State of New York, and we express no opinion hereunder except under the General Corporation Law of the State of Delaware.

          Subject to the foregoing, it is our opinion that the Shares have been duly authorized, and, upon issuance and delivery in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

          We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters".

                                        Very truly yours,

                                        /s/ CHADBOURNE & PARKE LLP